Exhibit 28(i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Gabelli Innovations Trust as filed with the Securities and Exchange Commission on or about January 28, 2022.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

January 28, 2022